       CERTIFICATION OF 10-QSB REPORT OF INFORM WORLDWIDE HOLDINGS, INC.

FOR THE QUARTER December 31, 2003

1.   The undersigned are the Chief Executive  Officer,  Chief Financial  Officer
     and Treasurer of Inform Worldwide Holdings, Inc. This Certification is made
     pursuant  to  Section  906  of  the   Sarbanes-Oxley   Act  of  2002.  This
     Certification  accompanies the 10-QSB Report of Inform Worldwide  Holdings,
     Inc. for the quarter ended December 31, 2003.

2.   We certify that such 10-QSB Report fully complies with the  requirements of
     Section 13(a) or 15(d) of the Securities  exchange Act of 1934 and that the information  contained  in  such  10-QSB  Report  fairly  presents,  in all material  respects,  the  financial  condition and results of operations of
     Inform Worldwide Holdings, Inc.

This Certification is executed as of February 13, 2004.

                                                        /s/ Anthony Clanton
                                                        ------------------------
                                                            Anthony Clanton
                                                            Title:   Chief Executive, Financial and
                                                                     Accounting Officer

                                                        /s/ Donald Plekenpol
                                                        -------------------------
                                                            Donald Plekenpol
                                                            Title:   Treasurer, Secretary and Director